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                                                                    EXHIBIT 10.9

                                 FIRST AMENDMENT
                                     TO THE
                   LABARGE, INC. EMPLOYEE STOCK PURCHASE PLAN


              WHEREAS, LaBarge, Inc. (the "Company"), a Delaware corporation, adopted the LaBarge, Inc. Employee Stock Purchase Plan (the "Plan") on January 28, 1998; and

              WHEREAS, the Company wants to amend the Plan;

              NOW, THEREFORE, the Company amends the Plan effective April 1, 1999 in the following respects:

              Delete Section 5.01 and insert the following new Section 5.01 in lieu thereof:

                         5.1      Amount of Deduction

                         At the time a Participant files his or her
                   authorization for payroll deduction, he or she shall elect to have deductions made from his or her pay on each payday during the time he or she is a Participant in an offering either in a whole dollar amount or at a whole percentage rate of 1 through 10 percent of his or her Base Pay in effect at the Offering Commencement Date of Such Offering, provided, however, that such payroll deduction must not be less than $5.00 for a weekly payroll period or $10.00 for a biweekly pay period, and must not exceed 10 percent of Base Pay. In the case of an hourly Employee, such Employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such Employee during such Offering.

                  IN WITNESS WHEREOF, the undersigned has caused this amendment to be adopted this 28th day of April 1999.


                                                 LaBarge, Inc.

                                                 By: /s/Craig E. LaBarge/s
                                                     ---------------------
                                                 Craig E. LaBarge, President